Enova Systems Receives NYSE MKT Exchange Notice of Delisting

TORRANCE, Calif. -- (BUSINESS WIRE) -- Enova Systems Inc. (NYSE MKT: ENA) (AIM: ENV) (AIM: ENVS), (the “Company”) announced that on July 5, 2012, it received notice (the “July Notice”) from the NYSE MKT (the “Exchange”) indicating that the Company no longer complies with the Exchange’s continued listing standards as set forth in Section 1003 of the NYSE MKT Company Guide (the “Company Guide”), and that its securities are, therefore, subject to being delisted from the Exchange.

By a series of letters, the Exchange previously notified the Company that it was not in compliance with the following sections of the Company Guide: (a) Section 1003(a)(iii) insofar as the Company reported stockholders’ equity of less than $6,000,000 and has incurred losses from continuing operations and/or net losses in five consecutive fiscal years; (b) Section 1003(a)(ii) insofar as the Company reported stockholders’ equity of less than $4,000,000 and has incurred losses from continuing operations and/or net losses in three out of its four most recent fiscal years; and (c) Section 1003(f)(v) insofar as its Common Stock has been trading at a low price per share for a significant period of time.

On May 17, 2012, pursuant to Section 1009 of the Company Guide, the Company submitted a plan of compliance (the “Plan”) advising the Exchange of actions the Company would take to regain compliance with Section 1003(a)(iii) and 1003(a)(ii) of the Company Guide by October 15, 2013.  The July Notice stated that the financial projections provided in connection with the Plan did not demonstrate an ability to regain compliance with the minimum requirements by October 15, 2013. The July Notice further stated that, on June 25, 2012, the Company notified the Exchange that the financial projections provided with the Plan were no longer accurate and did not provide the staff of the Exchange (the “Staff”) with updated projections.

On June 25, 2012, the Company filed a Form 8-K disclosing the resignation of Chief Executive Officer and Director Michael Staran, Chief Operating Officer John Mullins and Director Rich Davies, reinforcing the Staff’s conclusion that the Company will be unable to regain compliance by October 15, 2013.

Following a review of the above-described facts, the Staff advised the Company that the Exchange did not accept the proposed Plan and that the Company is therefore subject to delisting pursuant to Section 1009 of the Company Guide.

In accordance with Sections 1203 and 1009(d) of the Company Guide, the Company has a limited right to appeal the determination of the Staff by requesting, on or before July 12, 2012, a hearing with the Listing Qualifications Panel. The Company intends to exercise its right of appeal.  There can be no assurance that the Company’s request for continued listing will be granted.

About Enova:

Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.

Additional Information:

This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “could,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarterly period ended March 31, 2012.

Contact:

Enova Systems, Inc.1560 West 190th StreetTorrance, CA 90501Tel: 310-527-2800Contact: John Micek, CEO/Investor Relations